Exhibit 99

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT REPORTS $267.6 MILLION IN REVENUE AND PRO FORMA EPS
OF $0.02 FOR THIRD FISCAL QUARTER OF 2004

        RED BANK, N. J., July 29, 2004 – Conexant Systems, Inc. (NASDAQ: CNXT), today announced revenues of $267.6 million for the third quarter of fiscal 2004, which ended July 2, 2004. The company’s third fiscal quarter performance was in line with its revised outlook provided on July 6, 2004.

        Third fiscal quarter 2004 revenues of $267.6 million decreased 9 percent from the second fiscal quarter revenues of $293.3 million the company would have reported if its merger with GlobespanVirata, which closed on February 27, 2004, had closed on January 1, 2004. Third fiscal quarter 2004 revenues increased 77 percent over third fiscal quarter 2003 revenues of $151.0 million. The net loss for the third quarter of fiscal 2004 was $71.4 million, or $0.15 per diluted share, compared to a net loss of $49.1 million, or $0.18 per diluted share, in the third quarter of fiscal 2003, and a net loss of $143.4 million, or $0.41 per diluted share, in the second quarter of fiscal 2004.

        Third fiscal quarter 2004 pro forma operating profit was $8.1 million, or 3.0 percent of revenues, compared to $3.3 million in the year-ago quarter. Third fiscal quarter 2004 pro forma operating profit decreased by 40 percent from the $13.5 million the combined company would have reported in the second fiscal quarter of 2004 if the merger had closed on January 1, 2004. On a pro forma basis, net profit for the third fiscal quarter of 2004 was $0.02 per diluted share, compared to $0.02 per diluted share in the third fiscal quarter of 2003.

        “As we stated previously, Conexant’s overall third fiscal quarter performance was adversely impacted by a shortfall in demand in our wireless LAN business,” said Armando Geday, Conexant’s chief executive officer. “We are intensifying our effort to regain and expand our market position.

        “While our other businesses came in essentially flat for the third fiscal quarter, we remain optimistic about the growth prospects for our company,” Geday added.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	2

        As expected, gross margin for the third fiscal quarter of 2004 was 42 percent of net revenues. The company’s cash, cash equivalents and short- and long-term investments totaled $424.9 million at the end of the quarter.

        Conexant’s pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the GAAP results from continuing operations and pro forma net income is included in the accompanying financial data.

        Pro forma operating expenses for the third fiscal quarter of 2004 were $104.4 million, compared to the pro forma operating expenses of $110.6 million the company would have recorded for the second fiscal quarter of 2004 if the merger had closed on January 1, 2004.

Fourth Fiscal Quarter 2004 Outlook

        “We expect revenues for Conexant’s fourth fiscal quarter to be between $250 million and $255 million,” Geday said. “We anticipate that gross margin will be in a range between 40 and 42 percent, and we expect to further reduce our pro forma operating expenses by $3 million to $4 million. Finally, we anticipate that our pro forma non-GAAP net earnings per share will be in a range from $0.00 to $0.02 per share based on approximately 500 million fully diluted shares.”

Note to Editors, Analysts and Investors

        Conexant will hold a conference call on Thursday, July 29, 2004, at 5:00 p.m. Eastern Daylight Time / 2:00 p.m. Pacific Daylight Time. To listen to the conference call via telephone, dial 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir.

        Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-858-5309 (domestic) or 334-323-7226 (international); access code: 40313, pass code: 16809.

About Conexant

        Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

        Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlug SM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	3

        Conexant is a fabless semiconductor company with annual run-rate revenues of approximately $1.2 billion. The company has approximately 2,400 employees worldwide, and is headquartered in Red Bank, N.J. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

        This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation; and the risk that the businesses of Conexant and GlobespanVirata will not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	4

CONEXANT SYSTEMS, INC. Consolidated Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net revenues	$267,617	$150,950	$688,731	$435,274
Cost of goods sold	155,136	86,000	395,448	245,569

Gross margin	112,481	64,950	293,283	189,705

Operating expenses:
Research and development (including non-cash
stock compensation of $2,237 and $3,131 for the
three and nine months ended June 30, 2004,
respectively, and $45 and $444 for the three and
nine months ended June 30, 2003, respectively)	74,317	38,849	167,205	117,827
Selling, general and administrative (including
non-cash stock compensation of $743 and $1,029
for the three and nine months ended June 30, 2004,
and $1,272 for the nine months ended June 30,
2003, respectively)	36,371	22,915	89,782	69,471
Amortization of intangible assets	7,956	925	12,564	2,523
In-process research and development	—	—	160,818	—
Special charges (See Note 1)	8,294	6,526	14,413	13,585

Total operating expenses	126,938	69,215	444,782	203,406

Operating loss	(14,457)	(4,265)	(151,499)	(13,701)
Gain on extinguishment of debt	—	(7,376)	—	(42,021)
Other (income) expense, net	56,308	(544)	21,291	40,785

Income (loss) before income taxes	(70,765)	3,655	(172,790)	(12,465)

Provision for income taxes	661	488	1,368	1,185

Income (loss) from continuing operations	(71,426)	3,167	(174,158)	(13,650)

Discontinued operations, net of tax	—	(52,297)	—	(728,877)

Net loss	$(71,426)	$(49,130)	$(174,158)	$(742,527)

Income (loss) per share, basic:
Continuing operations	$(0.15)	$0.01	$(0.48)	$(0.05)
Discontinued operations	—	(0.19)	—	(2.73)

Net loss	$(0.15)	$(0.18)	$(0.48)	$(2.78)

Income (loss) per share, diluted:
Continuing operations	$(0.15)	$0.01	$(0.48)	$(0.05)
Discontinued operations	—	(0.19)	—	(2.73)

Net loss	$(0.15)	$(0.18)	$(0.48)	$(2.78)

Number of shares used in per share computation-basic	463,804	268,489	363,654	266,915

Number of shares used in per share computation-diluted	463,804	271,051	363,654	266,915

The consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Note 1 – Special charges consist of asset impairments, restructuring charges, integration costs, other special items and gains and losses on the disposal of certain operating assets.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	5

CONEXANT SYSTEMS, INC. Pro Forma (Non-GAAP) Consolidated Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Net revenues	$267,617	$150,950	$688,731	$435,274
Cost of goods sold	155,136	86,000	394,636	245,569

Gross margin	112,481	64,950	294,095	189,705

Operating expenses:
Research and development	71,503	38,769	163,332	117,332
Selling, general and administrative	32,873	22,898	85,300	68,175

Total operating expenses	104,376	61,667	248,632	185,507

Pro forma operating income	8,105	3,283	45,463	4,198
Other income, net	(1,685)	(4,048)	(5,910)	(14,843)

Pro forma income before income taxes	9,790	7,331	51,373	19,041

Provision for income taxes	661	488	1,368	1,185

Pro forma net income	$9,129	$6,843	$50,005	$17,856

Basic income per share pro forma (non-GAAP)	$0.02	$0.02	$0.13	$0.06

Diluted income per share pro forma (non-GAAP)	$0.02	$0.02	$0.12	$0.06

Number of shares used in per share
computation - basic - pro forma (non-GAAP)	489,145	284,310	385,850	283,735

Number of shares used in per share
computation - diluted - pro forma (non-GAAP)	510,889	286,872	410,104	284,966

The pro forma (non-GAAP) consolidated statements of operations include the results of operations of GlobespanVirata, Inc. from February 27, 2004, the date of the company’s merger with GlobespanVirata. No restatement has been made to earlier periods.

Pro forma operating income, pro forma net income, and basic and fully diluted income per share pro forma (non-GAAP) excludes certain non-cash and special items related to operations, certain non-operating gains and losses and interest expense on the convertible subordinated notes. The company believes these measures of income provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of income are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies.

Basic weighted-average shares of common stock outstanding assume conversion of $711.8 million of convertible subordinated notes at their applicable conversion prices. Diluted weighted-average shares of common stock outstanding also includes the effect of outstanding options and warrants using the treasury stock method.

A reconciliation of consolidated statements of operations, shares and per share information as determined under GAAP with the pro forma net income, pro forma share and per share information presented above is presented in the following table.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	6

CONEXANT SYSTEMS, INC. Reconciliation of Consolidated Statements of Operations to Pro Forma (Non-GAAP) Consolidated Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Income (loss) from continuing operations (unaudited)	$(71,426)	$3,167	$(174,158)	$(13,650)

Non-cash and special items:
Amortization of intangible assets	7,956	925	12,564	2,523
In-process research and development	—	—	160,818	—
IP litigation support costs	2,024	—	2,594	—
Special charges (See Note 2)	8,294	6,526	14,413	13,585
Stock compensation	2,980	45	4,160	1,716
Transitional salaries and benefits (See Note 3)	1,288	—	1,288	—
Gain on debt extinguishment	—	(7,376)	—	(42,021)
Interest expense on convertible subordinated notes	8,183	6,233	21,697	21,389
Payroll taxes associated with stock options
exercised by employees	20	52	313	75
Equity in losses (earnings) of equity method
investees	(1,934)	2,423	(12,750)	3,233
Unrealized loss on note
receivable from Skyworks	17,837	76	6,292	1,832
Unrealized loss on Mindspeed warrant	60,924	—	38,379	—
Inventory impairment	—	—	812	—
Gains on sales of investments and assets	(27,017)	(5,228)	(27,017)	(5,228)
Write-down of investments	—	—	600	34,402

Pro forma net income	$9,129	$6,843	$50,005	$17,856

Income (loss) per share, basic:
Income (loss) from continuing operations (GAAP)	$(0.15)	$0.01	$(0.48)	$(0.05)
Non-cash and special items	0.17	0.01	0.61	0.11

Pro forma (non-GAAP) income	$0.02	$0.02	$0.13	$0.06

Income (loss) per share, diluted:
Income (loss) from continuing operations (GAAP)	$(0.15)	$0.01	$(0.48)	$(0.05)
Non-cash and special items	0.17	0.01	0.60	0.11

Pro forma (non-GAAP) income	$0.02	$0.02	$0.12	$0.06

Number of shares used in per share
computation - basic (GAAP)	463,804	268,489	363,654	266,915
Assumed conversion of convertible
subordinated notes	25,341	15,821	22,196	16,820

Number of shares used in per share
computation - basic - pro forma (non-GAAP)	489,145	284,310	385,850	283,735
Effect of stock options and warrants	21,744	2,562	24,254	1,231

Number of shares used in per share
computation - diluted - pro forma (non-GAAP)	510,889	286,872	410,104	284,966

Note 2 – Special charges consist of asset impairments, restructuring charges, integration costs, other special items and gains and losses on the disposal of certain operating assets.

Note 3 – Transitional salaries and benefits represent amounts earned by employees, from the beginning of the quarter ended June 30, 2004, who have been notified of their termination as part of our merger related restructuring activities.

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	7

CONEXANT SYSTEMS, INC. Consolidated Condensed Balance Sheets (unaudited, in thousands)

	June 30, 2004	September 30, 2003

ASSETS
Current assets:
Cash and cash equivalents (See Note 4)	$78,549	$76,186
Marketable securities (See Note 4)	158,293	99,283
Receivables, net	213,904	79,557
Inventories	145,551	59,548
Deferred income taxes	13,631	13,600
Mindspeed warrant-current portion	11,700	—
Other current assets	31,828	26,524

Total current assets	653,456	354,698

Property, plant and equipment, net	84,251	36,310
Goodwill	705,689	56,865
Intangible assets, net	143,393	12,506
Deferred income taxes	242,445	241,260
Mindspeed warrant	69,151	119,230
Marketable securities-long term (See Note 4)	188,045	—
Other assets	133,083	110,838

Total assets	$2,219,513	$931,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,211	$55,909
Accrued compensation and benefits	49,584	28,865
Restructuring and reorganization liabilities	20,798	12,091
Other current liabilities	68,111	24,816

Total current liabilities	266,704	121,681
Convertible subordinated notes	711,825	581,825
Other liabilities	74,436	61,435

Total liabilities	1,052,965	764,941

Shareholders’ equity	1,166,548	166,766

Total liabilities and shareholders’ equity	$2,219,513	$931,707

The consolidated condensed balance sheet at June 30, 2004, includes the assets and liabilities at fair value of GlobespanVirata, Inc. and allocation of purchase price to intangibles and goodwill as of February 27, 2004, the date of the company’s merger with GlobespanVirata, adjusted for subsequent changes.

Note 4 – Total cash, cash equivalents and marketable securities at June 30, 2004, and at September 30, 2003, are as follows:

	June 30, 2004	September 30, 2003

Cash and cash equivalents	$78,549	$76,186
Skyworks 15% convertible senior subordinated notes	—	55,566
Equity securities- Skyworks Solutions, Inc. (6.2
million shares at June 30, 2004, 0.5 million
shares at September 30, 2003)	50,824	4,576
Equity securities- SiRF Technologies, Inc. (5.9
million shares at June 30, 2004)	74,582	—
Other short-term marketable securities (primarily
U.S. government agencies and corporate debt
securities)	32,887	39,141
Long-term marketable securities (primarily U.S.
government agencies and corporate debt
securities)	188,045	—

	$424,887	$175,469

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Conexant Reports $267.6 Million in Revenue and Pro Forma EPS of $0.02 for Third Fiscal Quarter of 2004	8

CONEXANT SYSTEMS, INC. Selected Other Data (unaudited, in thousands)

	Three months ended		Nine months ended

	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Selected Data--From Continuing
Operations (See Note 5):
Depreciation (See Note 6)	$4,512	$3,648	$11,337	$13,576
Capital expenditures	4,020	5,197	13,922	13,555

Revenues By Region:
Americas	$29,499	$15,565	$77,442	$50,593
Asia-Pacific	215,797	125,606	554,457	352,581
Europe, Middle East and Africa	22,321	9,779	56,832	32,100

	$267,617	$150,950	$688,731	$435,274

Note 5 – Continuing operations exclude the discontinued Mindspeed Technologies Internet infrastructure business, which was spun off in June 2003.

Note 6 – Does not include amortization of intangible assets, as applicable.